Exhibit 10.11
(English Translation)

Research and Development of Electric Vehicle Core Technology Agreement

Party A: Guangdong Jinhao Motorcycle Company Limited
Party B: Dongguan Xinkong Electronic Technology Co., Ltd.

Both parties reached the following agreement for Party A to engage Party B for research and development of the electric vehicle core technology.

I. Name of the technology

01/ Permanent magnetism brushless direct current electric motor
02/ Inter-change signal-transmission alternating current power amplifier
03/ Permanent magnetism brushless four-quadrant direct current electric motor
04/ Transmission gear box

II. Ownership of the Intellectual Property

01/ The ownership and use right of the research result (or the patent technology) shall be exclusively belongs to Party A.

02/ Without consent from Party A, that Party B shall not disclosure all the research and development process, result and related information and material to any third party.

III. Commitment of research and development expenses

01/ For the full expenses of the whole research and development process shall be budgeted within the limited of RMB 200,000,000.00.

02/ Party A shall be responded for the full amount of expenses for the research and development process. Research and development expenses included purchase of equipments, salary of manpower, rent for space and other related expenses.

03/ Due to the needs of research and development, Party B is authorized to purchase equipment directly from the supplier when necessary, and, shall provide the Supplier’s official invoice and receipt for record.

04/ The whole research & development process shall be comply with high efficiency and low cost, with tie control of all the expenses.

IV. Payment arrangement

Party A agreed to committee partial research and development expenses in advance payment. After Party B complete the necessary research and development process and receive the Chinese national patent, Party A will pay for the outstanding balance.

Exhibit 10.11
(English Translation)

V. For any other business, both Party A and Party B agreed to further discussion.

VI. This agreement is combined with one set and two copies. Both party hold one copy and it is legally enforcement.

Signed and Chopped by

Party A	Party B
Guangdong Jinhao	Dongguan Xinkong
Motorcycle Company Limited	Electronic Technology Co., Ltd.
Date: August 6, 2005	Date: August 6, 2005